IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                         COUNTY DEPARTMENT, CHANCERY DIVISION

IN RE:                               )
                                     )
      DISSOLUTION OF                 )
      STEVIA COMPANY, INC.           )         98 CH 15912
                                     )
                                       ORDER

          This matter came to be heard on the Motion of Stevia for approval of liquidation sale and dissolution. The Court orders as follows:

          A.     The Motion is granted

          B.     Stevia Company, Inc. shall be and hereby is dissolved

          C. Stevia Company, Inc. shall be and hereby is authorized to carry out the proposed liquidation as set forth in the Motion.










Atty. No.  55429                                Clerk of the Circuit Court
Name Bruce de'Medici                            AURELIA PUCINSKI
Attorney for Stevia Co., Inc.                   ___________________
Address 53 W. Jackson, #304
City/Zip Chicago, IL 60604                      ENTER:   April 15, 1999
Telephone (312) 431-1670                        Judge Ellis E. Reid #191
                                                ____________________


   AURELIA PUCINSKI, CLERK OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS




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